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                                                               Exhibit 99.B11(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated August 8, 1997, in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of The Brinson Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1993 (Registration No. 33-47287) and in this Amendment No. 20 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6637).


                                  /s/ Ernst & Young LLP
                                  --------------------------------------
                                  ERNST & YOUNG LLP


Chicago, Illinois
September 24, 1997